EXHIBIT A


                                AGREEMENT OF SALE


         THIS AGREEMENT, made this 7th day of February, 1996, by and between WILLOWBROOK JOINT VENTURE, a New Jersey Joint Venture, of 23 West Park Avenue, Merchantville, New Jersey 08109, hereinafter referred to as Seller, and BERWIND PROPERTY GROUP, INC., a Pennsylvania Corporation, and FIRST MONTGOMERY PROPERTIES, LTD., a Pennsylvania Corporation, c/o Berwind Property Group, Inc., 3000 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102, hereinafter collectively referred to as Buyer.

         WHEREAS, Seller is the owner of all that certain tract or parcel of land and premises situate, lying and being in Baltimore, Maryland, commonly known and referred to as Willowbrook Apartments; and,

         WHEREAS, Seller desires to sell to the Buyer and Buyer desires to purchase from the Seller said Willowbrook Apartments pursuant to the terms and conditions hereinafter set forth,

                                WITNESSETH THAT:

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, do covenant and agree with each other as follows:

         1.  SALE AND PURCHASE OF PROPERTY:

                  (a) Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from Seller, on and subject to the terms and conditions set forth in this Agreement, all of the following properties and assets:

                     (i) All that certain lot, tract or parcel of land and premises located in Baltimore, Maryland, together with the 299 unit apartment complex including the two (2) office spaces constructed thereon, including all recreational facilities, parking areas and amenities and improvements appurtenant thereto, known as the Willowbrook Apartments, as more particularly described in the metes and bounds legal description annexed hereto as EXHIBIT A-1 and Seller's existing title survey annexed hereto as EXHIBIT A-2 (the "Existing Survey"); together with all


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easements, titles, estates, interests, privileges or rights, if any, with respect thereto, including, without limitation, all right, title and interest, if any, of Seller in and to any adjacent or abutting lands lying in the beds of streets, roads or alleyways, open or proposed (collectively, the "Premises").

                     (ii) All furniture, fixtures, equipment and other tangible personal property owned by Seller and employed in the operation of the Premises, the principal items of which are more particularly set forth on the inventory annexed hereto as EXHIBIT B (the "Personal Property").

                     (iii) All of Seller's right, title and interest as landlord, without representation, warranty or recourse except as otherwise specifically provided in this Agreement, in, to and under all leases of apartment units constituting portions of the Premises in existence on the date of Closing (as hereinafter defined) (the "Leases"). The Leases in existence on the date set forth on the rent roll (the "Rent Roll") annexed hereto as EXHIBIT C (the "Existing Leases") are more particularly described on the Rent Roll.

                     (iv) All of Seller's right, title and interest, without representation, warranty or recourse except as otherwise specifically provided in this Agreement, in, to and under the contracts and agreements relating to the use, occupancy and operation of the Premises (the "Service Contracts"), a schedule of which Service Contracts is annexed hereto as EXHIBIT D.

                     (v) All of Seller's right, title and interest, if any, without representation, warranty or recourse and to the extent assignable, in and to (1) all certificates (including original certificate(s) of occupancy), licenses, permits and approvals relating to and required for the operation of the Premises, (2) all construction documents and as-built plans, architectural and engineering plans, specifications, studies and reports relating to the Premises, and (3) the trade or business name "Willowbrook Apartments" employed in connection with the operation of the Premises or any derivations thereof (the "Intangible Assets").

                  (b) The Premises, Personal Property, Leases, Service Contracts and Intangible Assets are hereinafter sometimes collectively referred to as the "Property".

                  (c) This Agreement does not include, and there is hereby specifically excluded from the sale and purchase contemplated hereby, all cash in accounts and accounts receivable


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and accounts payable and any other obligations of Seller arising in connection with Seller's use, occupancy or operation of the Property, and Buyer shall have no liability for any of such obligations, which shall remain the sole and exclusive responsibility of and shall be fully paid and discharged by Seller at, prior to or following Closing, unless otherwise assigned to and assumed by Buyer pursuant to the terms of this Agreement.

         2. PURCHASE PRICE: The total purchase price which the Buyer agrees to pay to the Seller and which the Seller agrees to accept for the Property is the sum of TEN MILLION FIVE HUNDRED THOUSAND ($10,500,000.00) DOLLARS (the "Purchase Price"), which Purchase Price shall be paid by Buyer to Seller as follows:

                  (a)(i) The sum of FIFTY THOUSAND ($50,000.00) DOLLARS (the "Initial Deposit") simultaneously with the execution and delivery of this Agreement and the further sum of ONE HUNDRED FIFTY THOUSAND ($150,000.00) DOLLARS (the "Second Deposit") on or before the expiration of the Feasibility Period or the Extended Feasibility Period (as defined in Paragraph 7) unless this Agreement has been terminated prior to such date. The Initial Deposit shall be hereinafter referred to as the "Deposit" and the Second Deposit, if and when made, shall be included within the definition of the "Deposit". The Deposit shall be deposited with the Escrow Agent, as hereinafter defined, to be held subject to the terms and conditions hereinafter set forth, and shall be treated as payment on account of the Purchase Price if Closing is made for the Property.

                  (ii) In the event that Closing is extended as hereinafter provided, then the further sum of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS (the "Third Deposit") at the time provided for in Paragraph 3. The Third Deposit, if and when made, shall be included within the definition of the "Deposit". The Third Deposit shall be deposited with the Escrow Agent, as hereinafter defined, to be held subject to the terms and conditions hereinafter set forth, and shall be treated as payment on account of the Purchase Price if Closing is made for the Property.

                  (b) At the time of Closing, as hereinafter provided, the further sum of TEN MILLION THREE HUNDRED THOUSAND ($10,300,000.00) DOLLARS on account of the Purchase Price by federal funds wire transfer to Seller's account as designated to Buyer in writing; or if Closing is extended as provided in Paragraph 3, at the time of the Extended Closing Date, as


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provided in Paragraph 3, the further sum of TEN MILLION TWO HUNDRED THOUSAND
($10,200,000.00) DOLLARS on account of the Purchase Price, by federal funds wire transfer to Seller's account as designated to Buyer in writing.

         3. CLOSING: The transactions contemplated by this Agreement shall be consummated (the "Closing") on or before thirty (30) days following the expiration of the Feasibility Period or the Extended Feasibility Period (the "Closing Date"), at 10:00 o'clock A.M. at the offices of Sherman, Silverstein, Kohl, Rose & Podolsky, P.A., 4300 Haddonfield Road, Suite 311, Pennsauken, New Jersey 08109. Buyer shall have the right to extend the Closing Date for a period of up to thirty (30) days ("Extended Closing Date"), by serving written notice thereof upon Seller on or before ten (10) days prior to the Closing Date and simultaneously therewith delivering to the Escrow Agent, as hereinafter defined, the Third Deposit required by Paragraph 2(a)(ii). The said time for Closing as well as all other times for performance set forth in this Agreement are hereby agreed to be of the essence of this Agreement. Tender of an executed Deed is hereby waived. Immediately prior to the Closing Date or the Extended Closing Date, Buyer shall have the right to close the loan (the "Purchase Money Mortgage Loan"), if any, which is financing a portion of the Purchase Price, at a place designated by the lender (the "Purchase Money Lender") of the Purchase Money Mortgage Loan, if required as a condition of closing the Purchase Money Mortgage Loan by the Purchase Money Lender.

         4. TITLE AND CONVEYANCE: (a) The title to the Premises to be conveyed at Closing by Seller to Buyer shall be conveyed in fee simple by special warranty deed (with the only covenants being against grantors acts). Title shall be good and marketable, insurable in the name of Buyer at ordinary premium rates by a title insurance company of Buyer's selection in the full amount of the Purchase Price subject, only, to those exceptions set forth herein and/or in EXHIBIT E attached hereto and made a part hereof (the "Permitted Encumbrances").

                  (b) Title to the Personal Property to be delivered to Buyer at Closing shall be free and clear of any and all liens, encumbrances, pledges, conditional sales or other agreements, security interests, or charges of any nature or kind, including financing statements of record affecting the same created by Seller, excepting only those, if any, included in the Permitted Encumbrances.

                  (c) If title shall not be as aforesaid, then Buyer shall have the option of either taking such title as Seller can


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convey without an abatement of the Purchase Price, or of terminating and cancelling this Agreement and being repaid the Deposit; the foregoing shall be Buyer's sole rights and remedies in the event title shall not be as aforesaid. Notwithstanding the foregoing, at the Closing Date or the Extended Closing Date Seller shall fully pay and satisfy any liens in liquidated amounts against the Premises limited to the "net proceeds of sale" to which Seller is entitled at the time of Closing. For purposes hereof, "net proceeds of sale" shall mean the amount by which the Purchase Price as adjusted by the apportionments between the Seller and Buyer under Paragraphs 6(a), (b), (c) and (e) hereof, exceeds the sum of (i) the costs which are the Seller's responsibility under Paragraph 6(d) hereof and (ii) the credit to Buyer against the Purchase Price under subparagraph 6(h) hereof.

          5. TITLE CONVEYANCE AND POSSESSION:

          (a) Title to the Premises shall be conveyed to Buyer at Closing as set forth in Paragraph 4(a). Actual possession of the Premises shall be delivered to Buyer on the Closing Date by delivery of the deed, free and clear of claims of third parties to possession, except for tenants and occupants of the Premises under the Leases and otherwise as may be included in the Permitted Encumbrances.

                  (b) Title to the Personal Property shall be conveyed from Seller to Buyer at Closing by special warranty (covenants against grantor's acts only) bill of sale, without further representation, warranty or recourse, duly executed and in form and content sufficient to convey title to such Personal Property.

                  (c) Seller's interest in the Leases and security deposits thereunder (including tenants' portion of the interest earned thereon, if required by applicable law), Service Contracts and Intangible Assets shall be conveyed to Buyer at Closing by assignments, without representation, warranty or recourse, except as otherwise specifically provided in this Agreement, duly executed and in form and content sufficient to transfer, assign and convey to Buyer all of Seller's right, title and interest, if any, in and to the Leases, the Service Contracts and Intangible Assets.

                  (d) Buyer shall accept title to the Property and shall assume, on the Closing Date (or Extended Closing Date), all of Seller's obligations arising with respect to periods after Closing under the Leases, and under those Service Contracts assigned to Buyer hereunder, including Buyer's agreement to


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indemnify, save and hold Seller harmless from and against any and all claims made by the contracting parties or their permitted assigns thereunder which accrue from and after the date of Closing. Seller shall indemnify, save and hold Buyer harmless from and against any and all claims made by the contracting parties or their permitted assigns under such Leases and Service Contracts which accrue prior to the date of Closing, provided, however, that such indemnification and hold harmless agreement shall expire, and claims thereon shall be made prior to, October 1, 1996. Said indemnifications shall also include any costs, expenses and reasonable attorneys' fees.

                  (e) Buyer and its agents shall have the privilege of entering upon the Premises during normal working hours upon advance notice to Seller, at reasonable times between the date hereof and the date of Closing, for the purpose of making surveys, appraisals, environmental audits and physical inspections of the Premises and reviewing such information to which Buyer is entitled under Paragraph 7 hereof, provided no such activity shall in any way interfere with any tenants in the Premises. Seller will cooperate with Buyer in making such surveys, appraisals, environmental audits and inspections. Buyer shall indemnify and save harmless the Seller from any liability, loss, cost or expense (including reasonable attorney's fees) arising from or in connection with such entry upon the Premises; said indemnification shall survive Closing and/or termination of this Agreement.

         6.  APPORTIONMENTS, ADJUSTMENTS AND INCIDENTAL COSTS:
                  (a) The following items shall be apportioned pro rata between Seller and Buyer as of 11:59 p.m. on the date immediately preceding Closing:

                  1. Current collected rents, and prepaid rents, if any, under the Leases;
                  2. Real estate taxes for the current assessment period based on the fiscal year used by the taxing authority;
                  3. Water and sewer charges for the current assessment period;
                  4. Any lump sum payment and/or the annual installment(s), if any, for the year in which Closing occurs for any assessment(s) imposed by any county, municipal, metropolitan district or commission and/or governmental authority, based on the fiscal year used by the taxing authority;
                  5.  Fuel oil, if applicable;
                  6. Amounts due on any Service Contracts assigned by Seller to Buyer pursuant to this Agreement;


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                  7.  Fees for all transferable state or local licenses
         required in the operation of the Premises;
                  8. Swimming pool, cabana club and laundry facility revenues, if any (which shall be apportioned on a seasonal basis); and
                  9. Any other current charges incurred in connection with the normal operation of the Premises.

                  (b) Effective on the Closing Date (or the Extended Closing
Date) (i) Seller shall cause all accounts for gas, electric and other public utilities servicing the Premises to be terminated and shall cause to be paid all billings thereon, and (ii) Buyer shall establish in its own name accounts for gas, electric and other public utilities servicing the Premises and shall be responsible for all billings thereon.

                  (c) Seller shall be responsible for all wages, salaries, accrued vacation pay and fringe benefits, if any, for all employees employed at the Premises to the Closing Date (or Extended Closing Date) and Buyer shall be responsible for wages, salaries, vacation pay and fringe benefits, if any, for those employees whose employment Buyer elects to continue, from and after Closing.

                  (d) The Seller shall pay for the drawing of the Deed. All realty transfer fees and/or taxes shall be paid one-half (1/2) by Buyer and one-half (1/2) by Seller. Buyer shall pay for all title searches, title insurance, surveys, recording of the Deed and any other conveyancing expenses, other than Seller's counsel fees and Seller's title charges and closing expenses which shall be paid by Seller.

                  (e) The amount of all security deposits paid by tenants under the Leases (together with tenant's portion of the interest earned thereon, if required by applicable law) shall be paid or credited to Buyer at Closing except with respect to those security deposits previously applied against the obligations of any tenants as specified on the Rent Roll delivered at Closing; and Buyer will thereafter assume responsibility for repayment or proper application following Closing of such security deposits so paid or credited at Closing (and tenant's portion of the interest earned thereon, if required by applicable law) and Buyer shall indemnify and save harmless the Seller from any and all claims made by tenants with respect to the application after Closing of said security deposits (and interest earned thereon, if required by applicable law); such indemnification shall also include any costs, expenses and reasonable attorneys' fees.



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                  (f)(i) With respect to the Apartments, all sums collected by
Buyer from tenants under the Leases within ninety (90) days after Closing shall be applied by Buyer first on account of current rents due Buyer and second on account of sums due Seller for rents accrued prior to Closing. All sums due Seller for rents accrued prior to Closing which are collected by Buyer from tenants at any time within the ninety (90) days after Closing shall be disbursed by Buyer to Seller within fifteen (15) days after receipt by Buyer. Following ninety (90) days after Closing, Seller shall have no further right in amounts collected from tenants.

                           (ii)  With respect to the office space, all sums
due Seller for minimum monthly rents accrued prior to Closing which are collected by Buyer from tenants after Closing shall be applied by Buyer in accordance with subparagraph (f)(i) above.

                           (iii)  With respect to the office space, regarding
the calendar year in which Closing is held, any collected percentage rent and/or additional rent, including, but not limited to, CAM charges, share of "operating costs" and/or real estate taxes and insurance required to be paid by tenant pursuant to the Leases being assigned hereunder shall be apportioned pro rata between Seller and Buyer as of midnight preceding the date of Closing and any of such amounts collected by Buyer following Closing shall be paid and disbursed by Buyer to Seller within fifteen (15) days of receipt of same by Buyer from the tenants.

                  (g) Buyer is accepting title subject to any assessments imposed by any county, municipal, metropolitan district or commission and/or governmental authority payable on an annual basis, and shall be responsible for all payments due therefore after Closing.

                  (h) At Closing, Buyer shall receive a credit against the Purchase Price in the amount of $315,000.00 for capital improvement requirements at the Premises.

         7. FEASIBILITY PERIOD: (a) For a Feasibility Period of seventy-five
(75) days from the date hereof (the "Feasibility Period"), Buyer is granted the right to conduct physical inspections, tests and investigations of the Premises in such a manner as not to inconvenience the tenants and to review copies of the Leases, Service Contracts, bills for calendar years 1994 and 1995 for real estate taxes, utilities (water, sewer, gas and electric) insurance premiums and trash removal pertaining to the Premises. At any time during said Feasibility Period, Buyer shall have the right, for any reason whatsoever, to cancel and


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terminate this Agreement by serving written notice thereof upon Seller on or before the expiration of said Feasibility Period; if Buyer elects to terminate this Agreement as permitted herein, then this Agreement shall be cancelled and terminated and the Deposit, together with interest earned thereon, shall be returned to Buyer and neither party hereunder shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in this Paragraph 7, Paragraph 5(e) and Paragraph 22; if Buyer fails to exercise its right to terminate this Agreement as permitted herein, then said right shall automatically lapse, terminate and become null and void. Buyer shall indemnify and save harmless the Seller from any liability, loss, cost or expense (including reasonable attorney's fees) arising from or in connection with such inspection and/or entry upon the Premises; said indemnification shall survive Closing and/or termination of this Agreement. Buyer shall have the right to extend the Feasibility Period for a period of fifteen (15) days (the "Extended Feasibility Period") by serving written notice thereof upon Seller on or before the expiration of the Feasibility Period, provided that during the Extended Feasibility Period, Buyer shall only have the right to terminate this Agreement if Buyer fails to obtain a commitment for a Purchase Money Mortgage Loan on terms and conditions satisfactory to Buyer, in Buyer's sole discretion.

                  (b) In the event the total gross rents required to be paid under the Existing Leases are more than ten (10%) percent below the total gross rents as set forth in the Rent Roll attached hereto as EXHIBIT C (a "Material Rent Roll Discrepancy"), Buyer shall have the right to terminate this Agreement by serving written notice thereof upon Seller on or before February 21, 1996 and in that event, this Agreement shall be cancelled and terminated and the Deposit, together with interest earned thereon, shall be returned to Buyer and neither party shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(e), 7 and 22; in the absence of exercising said right on or before February 21, 1996, such right shall be deemed waived and cancelled.

                  (c) In the event the Purchase Money Lender determines to not issue a commitment for the Purchase Money Mortgage Loan solely as a result of the existence of an environmental condition, as determined by the Purchase Money Lender (an "Environmental Condition"), Buyer shall have the right to terminate this Agreement by serving written notice thereof upon Seller on or before the expiration of the Feasibility Period or the Extended Feasibility Period, as the case may be, and in that


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event, this Agreement shall be cancelled and terminated and the Deposit, together with interest earned thereon, shall be returned to Buyer and neither party shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(e), 7 and 22; in the absence of exercising said right on or before the expiration of the Feasibility Period or the Extended Feasibility Period, as the case may be, such right shall be deemed waived and cancelled.


         8. CONDITION OF PREMISES: Except as specifically set forth in this Agreement, notwithstanding anything else contained in this Agreement to the contrary, Seller makes no representation, either prior to or at the Closing, with respect to the condition or character of the Property or the use or uses to which the Property may be put. Buyer acknowledges that pursuant to Paragraph 7, Buyer will carefully and thoroughly examine, inspect and investigate the Property, those items referred to hereinabove in Paragraph 1 and/or elsewhere in this Agreement, and the Seller's operations (as to manner, income and expenses), and provided that Buyer does not elect to terminate this Agreement, Buyer will be fully satisfied with the same upon completion of the inspections and examinations referred to in Paragraph 7; and Buyer is purchasing the same on the basis of such examination, inspection and investigation and not in reliance on any representation or warranty of Seller or any agent, employee or representative of Seller of any kind or nature whatsoever. Accordingly, except as otherwise specifically set forth in this Agreement, Buyer hereby agrees to accept all of the assets being acquired by Buyer hereunder, whether realty, personalty or mixed, on an absolutely and unconditionally "as is" basis at the time of Closing.

         9.  CONTINGENCIES:   Closing under this Agreement is subject
to and conditioned upon completion of closing under all, but not less than all, of the Agreements of Sale described on EXHIBIT F attached hereto. Notwithstanding the foregoing to the contrary,

                  (a) if any one or more of the Agreements of Sale described on EXHIBIT F attached hereto is terminated by Buyer as a result of (1) fire or other casualty loss pursuant to Paragraph 16(b) thereof, (2) a condemnation pursuant to Paragraph 17(a) thereof, (3) the seller's inability to deliver the title required pursuant to Paragraph 4(a) thereof, (4) a willful and intentional material breach or misrepresentation by the seller pursuant to Paragraph 24(c) thereof, (5) a Material Rent Roll Discrepancy as defined in Paragraph 7(b) thereof or (6) inability to obtain and deliver a "non-applicability letter" pursuant to


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Paragraph 7(d) of the Burnt Mill, Moorestowne Woods, Roberts Mill and Vineland
Village Agreements, Seller and Buyer shall nevertheless complete Closing under this Agreement, and Buyer shall nevertheless complete Closing under all of the other Agreements of Sale described on EXHIBIT F attached hereto which have not been terminated pursuant to a Permitted Termination (as defined below).

                  (b) Seller's obligation to close under this Agreement is subject to and conditioned upon the receipt of any and all approvals and consents necessary for Seller to consummate the transaction contemplated by this Agreement. Seller will use its best efforts to endeavor to obtain said approvals and consents. If all such approvals and consents necessary for Seller to consummate the transaction contemplated by this Agreement are not received within ninety (90) days from the date hereof, then this Agreement shall be automatically cancelled and terminated, the Deposit, together with interest earned thereon, shall be returned to the Buyer, and neither party shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(e), 7 and 22.

                  (c)(i) If two (2) or less of the Agreements of Sale described on EXHIBIT F attached hereto are terminated by the Buyer as a result of an Environmental Condition pursuant to Paragraph 7(c) thereof, Seller and Buyer shall nevertheless complete Closing under this Agreement, and Buyer shall nevertheless complete Closing under all of the other Agreements of Sale described on EXHIBIT F attached hereto which have not been terminated pursuant to a Permitted Termination.

                      (ii) Notwithstanding Paragraph 9(c)(i) to the contrary, if three (3) or more of the Agreements of Sale described on EXHIBIT F attached hereto are terminated by the Buyer as a result of an Environmental Condition pursuant to Paragraph 7(c) thereof, Seller shall have the right to complete Closing under this Agreement provided that each seller under each of the other Agreements of Sale described on EXHIBIT F attached hereto which have not been terminated pursuant to a Permitted Termination, exercise its right to complete Closing thereunder, in which event the Buyer shall be obligated to complete Closing under this Agreement and all of the other Agreements of Sale described on EXHIBIT F attached hereto which have not been terminated pursuant to a Permitted Termination; if each seller under each of the other Agreements of


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         Sale described in EXHIBIT F attached hereto which have not been terminated pursuant to a Permitted Termination does not exercise its right to complete Closing thereunder, then this Agreement shall be terminated, and thereupon the Deposit, together with interest earned thereon, shall be returned to Buyer, and upon such termination Seller shall pay to Buyer the sum of TWENTY THOUSAND ($20,000.00) DOLLARS as liquidated damages as Buyer's sole and exclusive remedy. Seller shall exercise its right to complete Closing under this Agreement by serving written notice thereof upon Buyer within ten (10) days after Seller receives written notice from Buyer of Buyer's termination of three (3) or more of the Agreements of Sale described on EXHIBIT F attached hereto as a result of an Environmental Condition pursuant to Paragraph 7(c) thereof, as set forth above.
                  (d) If any one (1) or more of the Agreements of Sale described on EXHIBIT F attached hereto is terminated as a result of a Third Party Action pursuant to Paragraph 34 thereof, Seller and Buyer shall nevertheless complete Closing under this Agreement, and Buyer shall nevertheless complete Closing under all of the other Agreements of Sale described on EXHIBIT F attached hereto which have not been terminated pursuant to a Permitted Termination.

A termination of any of the Agreements of Sale described on EXHIBIT F attached hereto pursuant to Paragraphs 16(b), 17(a), 4(a), 24(c), 7(b), 7(c) or 34 thereof, or Paragraph 7(d) (with respect to the Burnt Mill, Moorestowne Woods, Roberts Mill and Vineland Village Agreements only) is referred to herein as a "Permitted Termination".

         10.  REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF
SELLER: As a material inducement to cause Buyer to enter into this Agreement, Seller hereby represents, warrants and covenants as follows:

                  (a) Leases. The Premises contains 299 apartment units including the two (2) office spaces. The Rent Roll is a true, correct and complete list, as of the date thereof, of all Existing Leases affecting the Premises; the expiration dates of the Existing Leases; the rents payable by tenants thereunder; and security deposits made by tenants and held by Seller, and tenant's portion of any accrued interest thereon, if required by applicable law. No tenant has any unilateral right or option to renew or extend the term of its lease except as otherwise disclosed in the Rent Roll. There are no sums to be credited to


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any tenant or any set-offs against rent which may be claimed by any tenant by reason of any alterations, pre-paid rent, rental allowances, repairs, free rent, or otherwise pursuant to any written agreement between such tenant and Seller, except as otherwise disclosed in the Rent Roll. Any payments due to any tenant under any Existing Lease have been made. Except as disclosed on EXHIBIT D, no brokers or other intermediaries are entitled to receive any leasing, brokerage or other compensation out of or with respect to rents accruing under any Existing Leases pursuant to a written agreement between such brokers or other intermediaries and Seller, and no future Leases will make provision therefor. All obligations of Seller as landlord pursuant to Leases, including, without limitation thereto, decorating and alteration work, which shall have accrued at or prior to Closing will have been performed by Seller at or prior to Closing. No apartment is being rented free to any person except as shown on the Rent Roll. Copies of all Existing Leases, together with any modifications or amendments thereto are available for review during the Feasibility Period by Buyer at the Premises. To the best of Seller's knowledge, all Existing Leases are in full force and effect, except as otherwise disclosed in the Rent Roll. The provisions of this subparagraph (a) shall survive Closing until October 1, 1996.

                  (b) Bargaining Agreements. There are no collective bargaining agreements or union contracts now in existence with respect to persons employed on the Premises, or any part thereof, and no demand has been made upon Seller for recognition of a union or collective bargaining agent. The provisions of this subparagraph (b) shall survive Closing until October 1, 1996.

                  (c) Litigation. There is no litigation or proceeding pending (nor to Seller's knowledge, has Seller received any written threats thereof) against or relating to the Premises, other than possible claims adequately covered by insurance and/or tenancy actions in the ordinary course of business, except as set forth on EXHIBIT G. Seller will be responsible for all claims disclosed on EXHIBIT G and Buyer shall have no responsibility therefore. The provisions of this subparagraph (c) shall survive Closing until October 1, 1996.

                  (d) Condemnation. There is no pending, nor to the best of Seller's knowledge, has Seller received written notice of any threatened, condemnation or eminent domain proceedings which would affect the Premises or any part thereof. The provisions of this subparagraph (d) shall survive Closing until October 1, 1996.

                  (e) Insurance. All insurance policies maintained by Seller with respect to the Property are listed on EXHIBIT H, annexed hereto, are in full force and effect, and will be so maintained in full force and effect with all premiums paid until the Closing Date (or the Extended Closing Date).

                  (f) Violations. Neither Seller nor any agent of Seller has received from any governmental authority, any written notices asserting any violation of any applicable law, regulation or other governmental requirement except those violations set forth on EXHIBIT K, attached hereto and made a part hereof, which violations Seller will correct, at Seller's sole cost and expense, prior to Closing. In the event any such additional notices are served or received prior to the date of this Agreement, Seller will effect full compliance therewith prior to Closing, (or as soon thereafter as may be practicable). If between the date of this Agreement and the Closing Date (or Extended Closing
Date), Seller receives any written notice of any violations issued by any governmental authority with respect to the Premises, the parties will, on or prior to Closing, (or as soon thereafter as may be practicable) expend up to the maximum sum of One Hundred Thousand ($100,000.00) Dollars to cure or toward the cure of same as follows:

                  1. Buyer shall pay the initial Twenty Five Thousand ($25,000.00) Dollars,

                  2. Seller shall pay the next Twenty Five Thousand ($25,000.00) Dollars, and

                  3. Buyer and Seller shall share equally the next Fifty Thousand ($50,000.00) Dollars and Closing shall be completed hereunder. If the cost to cure said violations exceeds the sum of One Hundred Thousand ($100,000.00) Dollars, then either Seller or Buyer shall have the right, but not the obligation, to pay such excess in which event Closing shall be completed hereunder; if neither Seller nor Buyer elects to pay such excess, then this Agreement shall be cancelled and terminated, the Deposit, together with interest earned thereon, shall be returned to the Buyer and neither party shall have any further liability or obligation to the other hereunder, except with respect to the indemnifications contained in Paragraphs 5(e), 7 and 22. The provisions of this subparagraph (f) shall survive Closing until October 1, 1996.

                  (g) Environment. To the actual knowledge of Steven Zalkind, during the past three years, except as set forth on

EXHIBIT I attached hereto and made a part hereof, the Seller has received no written notice of any violation arising from the existence, storage, or disposal of hazardous substances or hazardous waste as defined in any applicable federal, state or local statute, law or regulation, at or affecting the Premises, from any governmental authority having jurisdiction over the Premises. The provisions of this subparagraph (g) shall survive Closing until October 1, 1996.


                  (h) Warranties. At Closing, Seller shall assign, without representation, warranty or recourse, to Buyer all manufacturers or other warranties, if any, held by Seller with respect to the Premises and Personal Property.

                  (i) Contracts. The schedule of Service Contracts attached hereto as EXHIBIT D is a true, correct and complete list of all contracts which affect the Premises, identifying the contractor, its duties, the term of the Service Contract, the rate of compensation payable and the length of notice required to cancel such Service Contract. At Closing, Seller shall assign, without representation, warranty or recourse, except as otherwise specifically provided in this Agreement, to Buyer such Service Contracts. The provisions of this subparagraph (i) shall survive Closing until October 1, 1996.

                  (j)  Employees.

                       (i) The schedule of employees, annexed hereto as
                  EXHIBIT J, is a true, correct and complete list of all persons presently employed (and their position) in connection with the management, operation or maintenance of the Premises. None of such persons is covered by a written employment agreement, and the employment of all such persons is subject to termination on not more than thirty (30) days notice, without cause, premium or penalty.

                        (ii) For a period of twelve (12) months following
                  Closing, Seller shall not, and shall use its best efforts to cause any property manager engaged by Seller at the Premises to not, solicit for employment or employ, whether as employee or independent contractor, any person employed at the Premises identified on EXHIBIT J or any replacement of a person identified on EXHIBIT J.

The provisions of subparagraph (j)(i) shall survive Closing until October 1, 1996 and the provisions of subparagraph (j)(ii) shall survive Closing for a period of twelve (12) months following Closing.

                  (k) Foreign Person. Seller is not a foreign person as defined in Section 1445(f)(3) of the Code. Seller will deliver to Buyer at Closing a Certificate of Nonforeign Status, in the form reasonably requested by Buyer, certifying the correctness of this subparagraph.

                  (l) The Purchase Price exceeds the outstanding balance(s) of the existing mortgage lien(s) encumbering the Premises.

                  (m) Until October 1, 1996, Seller will maintain its existence as a limited partnership, will maintain its principal office at 23 West Park Avenue, Merchantville, New Jersey 08109 and will maintain a cash balance of at least $50,000.00 in Seller's existing accounts. The provisions of this subparagraph (m) shall survive Closing until October 1, 1996.

         11.  DELETED PRIOR TO EXECUTION.

         12.  DELETED PRIOR TO EXECUTION.

         13. OPERATIONS PRIOR TO CLOSING: Between the date of this Agreement and the Closing Date (or Extended Closing Date):

              (a) Seller may rent any apartment on the Premises now vacant or which becomes vacant prior to Closing and may extend or renew Existing Leases, provided such initial, extended or renewal term may not exceed one (1) year and shall be effected on forms and under the terms in use by Seller at the time of execution of this Agreement at a monthly rental equivalent to the market rent for that type of unit.

              (b) Seller shall continue to operate, maintain and manage the Premises in the same manner as it has done in the past, until Seller gives possession to Buyer at Closing which includes complying with landlord's obligations, and enforcement of the tenant's obligations, under the Leases.

              (c) Except as provided in subparagraph (a) hereof, Seller will not enter into any contract for, or on behalf of, or affecting the Premises which cannot be terminated by Buyer upon thirty (30) days notice, without cause and without charge, cost, penalty or premium.

              (d) Without Buyer's consent, Seller will not voluntarily incur any obligations or liabilities for which the Buyer will be responsible following Closing and Seller will not voluntarily mortgage, pledge or subject the Premises to a consensual lien or other encumbrance; Buyer's consent to the foregoing shall not be unreasonably withheld or delayed as long as the transaction for which consent is requested is in the ordinary course of Seller's business and will not affect Seller's performance of its obligations under this Agreement.

              (e) Seller will not remove or permit to be removed (without replacing same with items of equal utility and value) any items of furniture, furnishings, fixtures, equipment or other items of personal property owned by Seller from any of the apartment units within the Premises.

              (f) Seller will maintain and renew all insurance policies affecting the Premises which are currently in force and effect or replace them with insurance policies providing comparable coverage.

         14.  DOCUMENTS TO BE DELIVERED AT CLOSING.

              (a) At Closing, Seller will deliver to Buyer the following, executed and if applicable, acknowledged and in recordable form, as appropriate:

                  (1) the special warranty deed (with the only covenants being against grantors acts) to the Premises;

                  (2) the special warranty bill of sale for the Personal Property;

                  (3) an assignment or assignments, without representation, warranty or recourse except as otherwise specifically provided in this Agreement, of the Leases and security deposits (together with tenant's portion of the interest earned thereon, if required by applicable law) as provided herein, and the Service Contracts together with the original Leases and the Service Contracts, and such other documents and instruments as shall be necessary to transfer to Buyer all of Seller's right, title and interest in and to the Leases and the security deposits thereunder, together with tenant's portion of any interest earned thereon, if required by law, and the Service Contracts;

                  (4) all Intangible Assets in Seller's possession, together with, to the extent assignable, an assignment assigning, without representation, warranty or recourse, the Intangible Assets to Buyer;

                  (5) the Rent Roll for the Premises, dated as of the date of Closing, certified by Seller as true, correct and complete;

                  (6) notices to all tenants, prepared by and in form and substance reasonably satisfactory to Buyer, instructing tenants to make all future rent payments to Buyer or its designee;

                  (7) evidence reasonably satisfactory to Buyer of termination effective as of Closing of the property management agreement for the Property with NPI-CL Management L.P.

                  (8) all licenses, permits, approvals and certificates required by local law to transfer the Premises to Buyer. Seller shall obtain such licenses, permits, approvals and certificates, but the cost to correct any violations or comply with any requirements necessary to obtain same shall be borne by Buyer and Seller in the same manner, in accordance with and as part of the provision of Paragraph 10(f) pertaining to the obligation to cure violations and the allocation between Buyer and Seller of the cost thereof;

                  (9) assignment, without representation, warranty or recourse, of all assignable warranties and guaranties affecting any portion of the Premises and the Personal Property, together with the originals of such warranties and guaranties;

                  (10) a certificate of Seller's general partner(s), dated as of the date of Closing, to the effect that (i) Seller is duly organized and validly existing under the laws of the State of its organization, and is duly authorized to conduct business in the State of Maryland,
         (ii) Seller has sufficient partnership authority to carry out the terms of, and consummate Closing under, this Agreement, (iii) this Agreement has been duly authorized, executed and delivered, (iv) this Agreement is a valid and binding obligation of Seller, (v) the executing partner(s) are fully authorized to act on behalf of Seller and the consent, if any, of all partners required therefor has been obtained and remains in full force and effect, (vi) Seller has taken or caused to be taken all requisite partnership or other action in order to authorize the performance by it of its obligations under this Agreement, and (vii) those representations, warranties and covenants of Seller contained in Paragraphs 10(a), 10(b), 10(c), 10(e), 10(g), 10(i) and 10(j) of this Agreement are true and correct in all material respects as of the date of Closing except for (i) variations which occur in the ordinary course of Seller's business, (ii) variations disclosed in writing to Buyer prior to Closing, or (iii) any matter or occurrence discovered by the Buyer during or following the Feasibility Period; this Paragraph 14(a)(10)(vii) shall not be construed as limiting Buyer's rights under Paragraph 24.

                  (11) such affidavits as may be reasonably required by Buyer's title company to enable the title company to insure Buyer's title to the Premises without exception for unfiled mechanics' or materialmen's liens, without payment of any special or additional premiums;

                  (12) the Certificate of Non-foreign Status as required hereunder;

                  (13) such other documents as may be reasonably required to effectuate this Agreement; and

                  (14) Seller shall use its best efforts to obtain and deliver to Buyer Estoppel Certificates from all of the office space tenants at the Premises, which Estoppel Certificates shall be dated no earlier than thirty (30) days prior to the Closing Date, shall be addressed to Seller, Buyer and Purchase Money Lender and shall be in the form of Estoppel Certificate attached hereto and made a part hereof and marked EXHIBIT L; if Seller is unable to obtain any of the Estoppel Certificates as required herein, then Buyer shall accept such Estoppel Certificates as Seller has been able to obtain, Seller will deliver to Buyer Seller's Estoppel Certificate (which shall expire and terminate on October 1, 1996) with respect to any office space tenant for which Seller has not obtained an Estoppel Certificate as required hereunder and Closing shall be completed in accordance with the terms hereof. Following Closing, Seller shall have the right to obtain and deliver to Buyer an Estoppel Certificate as required hereunder from any office space tenant for which Seller has not obtained an Estoppel Certificate at the time of Closing, and in such event Seller's Estoppel Certificate with respect to such office space tenant shall terminate.

                  (b) At Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

                           (1) the portion of the Purchase Price required to be paid at Closing pursuant to Paragraph 2(b) above;

                           (2) a certificate of Buyer's general partner(s), dated as of the date of Closing, to the effect that (i) Buyer is duly organized and validly existing under the laws of the State of its organization, and is duly authorized to conduct business in the State of Maryland, (ii) Buyer has sufficient partnership authority to carry out the terms of, and consummate Closing under, this Agreement, (iii) this Agreement has been duly authorized, executed and delivered, (iv) this Agreement is a valid and binding obligation of Buyer, (v) the executing partner(s) are fully authorized to act on behalf of Buyer, and the consent, if any, of all partners required therefor has been obtained and remains in full force and effect, and (vi) Buyer has taken or caused to be taken all requisite partnership or other action in order to authorize the performance by it of its obligations under this Agreement. Reference to Buyer herein shall include and mean Buyer's assignee as permitted in Paragraph 20.

                           (3) such other documents as may be reasonably required to effectuate this Agreement.

         15. BUYER'S AND SELLER'S STATUS: (a) Buyer represents and warrants to Seller that Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and same shall be true at the time of Closing; Buyer has full power and authority to consummate the purchase of the Premises as contemplated hereby, and all requisite action as required by law to authorize the execution, delivery and performance hereof by Buyer has been taken.

             (b) Seller represents and warrants to Buyer that Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New Jersey and same shall be true at the time of Closing; Seller has full power and authority to consummate the sale of the Premises as contemplated hereby, and all requisite action as required by law to authorize the execution, delivery and performance hereof by Seller has been taken.

         16. FIRE OR OTHER CASUALTY: (a) Damage to the Premises by fire or other insured-against casualty between the date hereof and the time of Closing shall not impair the obligations of either party under this Agreement. In consideration thereof, Seller agrees to continue to maintain full insurance risks generally known as extended coverage, at Seller's cost and expense, until Closing. At Closing, the net proceeds of such insurance (but specifically excluding rent insurance) collected prior to Closing, together with the amount of all deductibles, will be credited on account of the Purchase Price by reducing the amount due Seller at Closing, and all unpaid claims and rights in connection with losses under such policies (but specifically excluding rent insurance) will be assigned to Buyer at Closing. The amount of any unpaid claims will not, however, be credited on account of the Purchase Price. The term "net proceeds" as used above shall mean those insurance proceeds remaining after application of the gross insurance proceeds for restoration and repair.

             (b) Notwithstanding anything contained in Paragraph 16(a) to the contrary, in the event that the cost of restoration or repair of damage to the Premises by fire or other casualty between the date hereof and the time of Closing (1) is less than ten (10%) percent of the Purchase Price for the Premises hereunder and the Purchase Money Lender determines to not close the Purchase Money Mortgage Loan solely as a result of the fire or other casualty, or (2) exceeds ten (10%) percent of the Purchase Price for the Premises hereunder, Buyer shall have the right to terminate this Agreement by serving written notice thereof upon Seller within fifteen (15) days following receipt of notice of such fire or other casualty and in that event, this Agreement shall be cancelled and terminated and the Deposit, together with interest earned thereon, shall be returned to Buyer and neither party shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(e), 7 and 22; in the absence of exercising said right within said fifteen (15) day period, such right shall be deemed waived and cancelled.

         17. EMINENT DOMAIN: (a) In the event Seller receives any notice of any condemnation proceedings, or other proceedings in the nature of eminent domain, Seller will forthwith send a copy of such notice to Buyer. If (1) a Substantial Portion (being defined herein as a taking which will result in an award in condemnation and/or damages in excess of ten (10%) percent of the Purchase Price for the Premises hereunder) of the Premises is taken by eminent domain or (2) less than a Substantial Portion of the Premises is taken by eminent domain and the Purchase Money Lender determines to not close the Purchase Money Mortgage Loan solely as a result of such taking, Buyer may, upon written notice to Seller within fifteen (15) days after receipt of notice of such taking, elect to cancel this Agreement, and in such event the Deposit, together with interest earned thereon, shall be returned to Buyer hereunder and neither party shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(e), 7 and 22. If a Substantial Portion of the Premises is taken or condemned and this Agreement is not cancelled, Seller shall, at Closing assign to Buyer all of Seller's right, title and interest in and to any awards in condemnation, or damages of any kind, to which Seller is or may have become entitled, but has not received, by reason of any exercise of the power of eminent domain with respect to or for the taking of the Premises or any part thereof, or credit on account of the Purchase Price by reducing the amount due Seller at Closing, the amount of any such awards or damages which Seller has theretofore received.

            (b) If less than a Substantial Portion of the Premises is taken by eminent domain, and this Agreement is not cancelled pursuant to Paragraph 17(a)(2) above, the obligations of the parties under this Agreement shall not be impaired and this Agreement shall not be cancelled, and Seller shall, at Closing, assign to Buyer all of Seller's right, title and interest in and to any awards in condemnation, or damages of any kind, to which Seller is or may become entitled, but has not received, by reason of any exercise of the power of eminent domain with respect to or for the taking of any part of the Premises, or credit on account of the Purchase Price by reducing the amount due Seller at Closing, the amount of any such awards or damages which Seller has theretofore received.

         18. DEFAULT BY BUYER: In the event the Buyer fails to comply with or otherwise defaults in any of the provisions of this Agreement, the Deposit shall be retained by the Seller as liquidated damages; the foregoing shall be Seller's sole remedy in the event Buyer fails to comply with or otherwise defaults in any of the provisions of this Agreement. Furthermore, in the event the Buyer defaults under the terms of any of the Agreements of Sale described on SCHEDULE F attached hereto, same shall constitute a default by Buyer under the terms of this Agreement, and the Deposit shall be retained by the Seller as liquidated damages. Notwithstanding anything contained in this Paragraph 18 to the contrary, the indemnifications contained in Paragraphs 5(e), 7 and 22 shall survive termination of this Agreement and remain in full force and effect.

         19. SURVIVAL: Except as otherwise specifically provided in this Agreement, none of the covenants, conditions, representations, warranties, and agreements of Seller contained in this Agreement shall survive Closing hereunder, notwithstanding any legal presumption which may be to the contrary.

         20. ASSIGNMENT: This Agreement of Sale shall not be assigned by Buyer except to an entity in which a wholly owned subsidiary of Berwind Property Group, Inc. and an affiliate of First Montgomery Properties, Ltd. in which Mitchell Morgan owns not less than fifty (50%) percent of the equity, are general partners.

         21. RECORDATION: The parties hereto agree that this Agreement of Sale shall not be recorded by either party in any public recording office or elsewhere. Recordation of this Agreement by Buyer shall be deemed to be a substantial breach by Buyer of this Agreement and, at Seller's option, this Agreement may thereby be declared to be null and void and Buyer hereby grants to Seller, without further authorization, its Power of Attorney to do whatever is necessary to make, execute, acknowledge and deliver any and all proper documents and/or instruments in order to discharge the said recordation of this Agreement.

         22. BROKERAGE: The parties represent and warrant to each other that no finders, real estate brokers or other persons entitled to claim a fee or commission have interested either of them in this transaction; and the parties hereto expressly agree to indemnify and save harmless each other of and from the payment of any and all finders' and brokers' fees and commissions caused and/or created by the acts or conduct of the other. The provisions of this paragraph shall survive Closing or the termination of this Agreement.

         23. ESCROW OF DEPOSIT: (a) The Deposit shall be held in escrow by Sherman, Silverstein, Kohl, Rose & Podolsky, P.A., Attorneys-at-Law, herein referred to as Escrow Agent, who shall pay the same over to the Seller at the time of Closing hereunder or shall pay the same over to the party entitled thereto upon the cancellation or termination of this Agreement of Sale, and in either event said Escrow Agent shall thereupon be discharged from all liabilities therefor.

             (b) Said Escrow Agent shall be responsible only for the safekeeping of the Deposit and shall not be responsible for the resolution of any questions of fact or law. In the event of a dispute arising between the parties, said Escrow Agent is authorized to deposit the Deposit into Court or hold the same until said dispute is resolved. The parties hereto understand and agree that in the event of any such dispute, none of the parties hereto shall assert or allege that Escrow Agent has a conflict of interest respecting its obligations hereunder, and Escrow Agent shall be permitted to represent Seller in connection with any such dispute.

             (c) The Escrow Agent shall hold/invest the Deposit in such interest-bearing account(s) in a federally insured bank or savings institution or investment as may be designated by the Buyer. The interest earned on the Deposit being held in escrow shall be paid to the party entitled to the Deposit pursuant to Paragraph 23(a) above.

         24. DEFAULT BY SELLER: (a) Prior to title passing and the completion of Closing, in the event of Seller's default hereunder, Buyer's sole remedies shall be that of specific performance without abatement of purchase price or termination of this Agreement and return of the Deposit, together with interest earned thereon; in no event shall Buyer be entitled to damages of any kind or nature.

             (b) Prior to title passing and completion of Closing, with respect to any representations or warranties of Seller contained in this Agreement, Buyer's obligations hereunder are contingent upon such representations and/or warranties contained in this Agreement being true and correct as of the date hereof and where the context indicates, as of the date of Closing, but rescission of this Agreement and return of the Deposit, together with interest earned thereon, shall be Buyer's exclusive remedy for any breach of any representation and/or warranty by Seller.

             (c) Notwithstanding the foregoing, in the event of a willful and intentional material breach of a covenant or warranty by Seller under this Agreement or if Seller makes a willful and intentional material misrepresentation in this Agreement, Buyer shall be entitled to terminate this Agreement and to the return of the Deposit, together with interest earned thereon, and to recourse against Seller for actual damages sustained by Buyer in connection with this Agreement; the foregoing shall be Buyer's sole remedies under this subparagraph.

             (d) Subsequent to title passing and the completion of Closing, Buyer shall have recourse against Seller for actual damages sustained solely for Seller's breach of representations and warranties which survive Closing, which breach is discovered by Buyer after Closing; the right to pursue said recourse shall expire and terminate, as to any right on which action has not then been initiated, at the expiration of the survival periods set forth herein.

         25. ENTIRE AGREEMENT: This Agreement together with the Exhibits annexed hereto constitutes and expresses the whole agreement of the parties hereto with reference to the subject matter hereof and to any of the matters or things herein provided for or hereinbefore discussed or mentioned in reference to the subject matter hereof; all prior promises, undertakings, representations, agreements, understandings and arrangements relative thereto being herein and therein merged.

         26. MODIFICATION: This Agreement may not be modified, altered, amended or changed except by an instrument in writing duly and validly executed by the parties hereto.

         27. CONSTRUCTION/JURISDICTION: (a) This Agreement shall be governed by and construed according to the substantive laws of the State of Maryland.

             (b) Any judicial proceeding brought by or against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related thereto shall be brought in the Superior Court of the State of New Jersey, or in the United States District Court for the District of New Jersey, in Camden County, New Jersey, shall be governed by the procedural rules of such court and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts and agrees to submit to the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         28. WAIVER: Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         29. NOTICES: (a) All notices to be given by either party to the other shall be in writing, shall be served in person, by Federal Express or other overnight delivery, or by depositing such notice in the United States mails, certified, with certification and postage charges prepaid, properly addressed and directed to the party to receive the same as follows:

                  As to the Seller:

                           Willowbrook Joint Venture,
                           A New Jersey Joint Venture
                           ATTN:  Steven Zalkind
                           23 West Park Avenue
                           Merchantville, New Jersey 08109
                           Telephone No.: (609) 662-4757
                           FAX No.: (609) 662-2154

                  cc:  Sherman, Silverstein, Kohl, Rose & Podolsky, P.A.
                           ATTN:  M. Zev Rose, Esquire
                           4300 Haddonfield Road, Suite 311
                           Pennsauken, NJ 08109
                           Telephone No.: (609) 662-0700
                           FAX No.: (609) 662-0165

                  As to the Buyer:

                           Berwind Property Group, Inc.,
                           A Pennsylvania Corporation
                           ATTN:  Joseph F. Mullen
                           3000 Centre Square West
                           1500 Market Street
                           Philadelphia, PA 19102
                           Telephone No.: (215) 575-2429
                           FAX No.: (215) 496-0431

                  cc:  Loretta Kelley, Esquire
                           Berwind Property Group, Inc.,
                           3000 Centre Square West
                           1500 Market Street
                           Philadelphia, PA 19102
                           Telephone No.: (215) 575-2422
                           FAX No.:  (215) 496-0431

                           Mr. Mitchell L. Morgan
                           First Montgomery Properties
                           160 Clubhouse Road
                           King of Prussia, Pennsylvania   19406
                           Telephone No.:  610-265-2800
                           FAX No.:  610-265-5889

                           Howard I. Grossman, Esquire
                           Mesirov, Gelman, Jaffe, Cramer & Jamieson
                           3800 Mellon Bank Center
                           1735 Market Street
                           Philadelphia, PA 19103
                           Telephone No.: (215) 994-1195
                           FAX No.: (215) 994-1111

             (b) Either party may designate a different person or entity or place to or at which notices shall be given by delivering a written notice to that effect to the other party, which notice shall be effective after the same is actually received by the other party. In lieu of mailing, the parties may deliver any such notice, documents or papers to the aforesaid addresses.

         30. CAPTIONS: The captions contained herein are not a part of this Agreement. They are only for the convenience of the parties and do not in any way modify, amplify, or give full notice of any of the terms, covenants or conditions of this Agreement.


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         31. NUMBER AND GENDER:  For purposes of this Agreement, the masculine shall be deemed to include the feminine and the neuter, and the singular shall be deemed to include the plural, and the plural the singular, as the context may require.

         32. BINDING EFFECT: This Agreement of Sale shall inure to the benefit of and be binding upon the parties hereto and their respective legal or personal representatives, heirs, executors, administrators, successors and assigns.

         33. COOPERATION: Each party shall execute, acknowledge, seal and deliver, after the date hereof, such further assurances, instruments and documents as the other may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

         34. THIRD PARTY ACTION: In the event that any action commenced in a court of appropriate jurisdiction against Seller by any person other than Buyer or an affiliate of Buyer (a "Third Party Action") enjoins or restrains Seller from Closing under this Agreement, then, and in that event, this Agreement shall be cancelled and terminated and the Deposit, together with interest earned thereon, shall be returned to Buyer and neither party shall have any further liability or obligation to the other hereunder except with respect to the indemnifications contained in Paragraphs 5(e), 7 and 22.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be signed the day and year first above written.

SIGNED, SEALED AND DELIVERED                         WILLOWBROOK JOINT VENTURE,
IN THE PRESENCE OF:                                  A New Jersey Joint Venture

                                     BY: Clover Income Properties, L.P.,
                                             A New Jersey Limited Partnership
                                             Joint Venturer
                                             By: C.I.P. Management Corporation,
                                             A New Jersey Corporation,
                                             General Partner

                                             BY: /s/ Steven Zalkind
                                                -------------------
                                                STEVEN ZALKIND, Vice President


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                                     BY: Clover Income Properties II, L.P.,
                                              A New Jersey Limited Partnership
                                              Joint Venturer
                                              By: C.I.P. II Management
                                              Corporation,
                                              A New Jersey Corporation,
                                              General Partner

                                              BY: /s/ Steven Zalkind
                                                 -------------------
                                                 STEVEN ZALKIND, Vice President

                                     BY: Clover Income Properties III, L.P.,
                                              A New Jersey Limited Partnership
                                              Joint Venturer
                                              By: Crown Management Corporation,
                                              A New Jersey Corporation,
                                              General Partner

                                              BY: /s/ Steven Zalkind
                                              -------------------
                                              STEVEN ZALKIND, Vice President

                                              BERWIND PROPERTY GROUP, INC.,
                                              A Pennsylvania Corporation


_______________________                    BY: /s/ Loretta Kelly
                                              --------------------------
                                              LORETTA KELLY, Vice President


                                              FIRST MONTGOMERY PROPERTIES, LTD.,
                                              A Pennsylvania Corporation

______________________                     BY: /s/ Mitchell Morgan
                                               --------------------------
                                               MITCHELL MORGAN, President



         The undersigned Escrow Agent hereby joins in this Agreement solely with respect to the obligations contained in Paragraph 23 of this Agreement.

                                             ESCROW AGENT:

                                             SHERMAN, SILVERSTEIN, KOHL, ROSE &
                                             PODOLSKY, P.A.

                                             BY: /s/ M. Zev Rose
                                                -------------------
                                                M. ZEV ROSE, President




                                      A-29

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